UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c−101)

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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ONCBIOMUNE PHARMACEUTICALS, INC.

(Name of Registrant As Specified in Its Charter)

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ONCBIOMUNE PHARMACEUTICALS, INC.

11441 Industriplex Blvd, Suite 190

Baton Rouge, Louisiana 70809

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY STOCKHOLDERS WITHOUT A SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on April 24, 2019, the board of directors of OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company,” “we” or “us”) approved resolutions, and on February 26, 2019, certain stockholders representing a majority of our outstanding voting capital on such date approved by written consent the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:

a.	increase the Company’s authorized common stock, par value $0.0001 per share (the “Common Stock”) from 1,500,000,000 shares to 5,000,000,000 shares.

The amendment to the Articles of Incorporation will not be effective until the Company files the Certificate of Change with the Secretary of State of the State of Nevada (which will not occur until June 5, 2019 or thereafter (the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation, and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is April 24, 2019. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders. This Information Statement will be mailed on or about May 16, 2019 to stockholders of record on April 24, 2019.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES ENTITLED TO VOTE HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By order of the Board of Directors,

/s/ Jonathan F. Head
Jonathan F. Head
Chairman of the Board
May 13, 2019

ONCBIOMUNE PHARMACEUTICALS, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN CONSENT OF STOCKHOLDERS OWNING A MAJORITY OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

OncBioMune Pharmaceuticals, Inc. (the “Company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our Board of Directors (the “Board”) on April 24, 2019, and the holders of more than a majority of our outstanding voting capital stock (the “Majority Stockholders”) on April 26, 2019, in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”).

This Information Statement is being mailed on or about May 16, 2019 to stockholders of record on April 24, 2019 (the “Record Date”). This Information Statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES ENTITLED TO VOTE HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On April 24, 2019, the Board approved resolutions, and on April 26, 2019, the Majority Stockholders delivered executed written consents, authorizing and approving the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:

a.	increase the Company’s authorized common stock, par value $0.0001 per share (the “Common Stock”) from 1,500,000,000 shares to 5,000,000,000 shares (the “Authorized Capital Increase”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 1,500,000,000 shares of Common Stock, of which 292,254,023 shares were issued and outstanding, and 20,000,000 authorized shares of preferred stock, 1,000,000 of which are designated as Series A Preferred and 1,000,000 of which were issued and outstanding and 7,892,000 were designated as Series B Preferred and 2,892,000 of which issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the Company’s stockholders. Each share of Series A Preferred entitles its holder to 500 votes, and each share of Series B Preferred entitles its holder to 100 votes on each matter submitted to the Company’s stockholders. However, because the Majority Stockholders have consented to the Corporate Actions on April 26, 2019, in lieu of a special meeting in accordance with 78.320 of the NRS, and because the Majority Stockholders have sufficient voting power to approve such actions through their ownership of the Company’s capital stock, no other stockholder vote will be solicited in connection with this Information Statement.

Amendment to the Company’s Articles of Incorporation

The Board and Majority Stockholders have approved an amendment to the Company’s Articles of Incorporation to affect the Corporate Actions. We intend to file a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada to amend the Articles of Incorporation to increase the authorized shares of Common Stock. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective, and the Certificate will not be filed, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and a copy thereof is mailed to each of the Company’s stockholders. It is presently contemplated that such filing will be made on or about June 5, 2019.

The Authorized Capital Increase

The purpose of the Authorized Capital Increase is to increase the number of shares of Common Stock available in order to have sufficient shares of common stock to provide sufficient shares of Common Stock to allow for the creation of a new series of the Company’s preferred stock convertible into shares of the Company’s Common Stock (the “New Preferred”) and (ii) to ensure sufficient shares of Common Stock are available to allow the Company to pursue strategic transactions to further the Company’s ongoing clinical trials.

On April 4, 2019, Company previously approved an increase in its authorized Common Stock from 500,000,000 shares to 1,500,000,000 shares in connection with the proposed creation of the New Preferred; however due to the reserve requirements of the existing debt, the prior increase did not provide sufficient shares of the Company’s Common Stock to allow for the creation of the New Preferred while accounting for the Company’s existing obligations to reserve Common Stock for its current debt obligations. The Board has determined that the increase in authorized shares will support the Company’s ongoing effort to induce current debtholders to convert debt into equity and allow for the Company to seek out transactions with strategic partners beneficial to the Company’s stockholders. The terms and conditions of the New Preferred and any agreements entered into after the date of this Information Statement with holders of debt to convert such debt will be disclosed on a Form 8-K when and if any such terms are finalized.

The Authorized Capital Increase will allow the Company to issue additional shares of preferred stock, convertible into shares of Common Stock, including the shares expected to be issued to complete the closing of any debt conversion, which will have a dilutive effect on the rights of existing stockholders.

General

In addition to any potential debt conversion that may take place, the increase in the authorized number of shares of Common Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under possible new benefit plans.

Immediately after the Authorized Capital Increase, there will be 5,000,000,000 shares of our Common Stock available for issuance and 292,254,023 shares of our Common Stock issued and outstanding. The par value of our common stock will remain $0.0001 share. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Certificate.

The holders of shares of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of additional shares of our Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed Certificate does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the SEC and a copy hereof has been mailed to each of the Company’s stockholders. The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about May 16, 2019. Therefore, the Company anticipates that the Authorized Capital Increase will be effective, and the Certificate amending our Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or around June 5, 2019.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s Common Stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Articles of Incorporation and the NRS, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the Corporate Actions. On April 24, 2019, we had 292,254,023 shares of Common Stock issued and outstanding, 1,000,000 shares of Series A Preferred issued and outstanding and 2,892,000 shares of Series B Preferred issued and outstanding. Each share of Series A Preferred has 500 votes so the total voting power of the Series A Preferred is 500,000,000 votes. Each share of Series B Preferred has 100 votes so the total voting power of the Series B Preferred is 289,200,000 votes. Accordingly, the combined voting power of all of the Series A Preferred, Series B Preferred and all the Common Stock was 1,081,454,023 votes. Two stockholders holding a majority of our voting power, or an aggregate of 561,126,078 votes (51.9%), delivered an executed written consent dated April 26, 2019, authorizing the Corporate Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock, Series A preferred stock and Series B Preferred Stock as of April 26, 2019, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and each of our Named Executive Officers and (iii) all executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership		Percent of Class(2)	Series A Preferred Beneficial Ownership	Percent of Class(3)	Outstanding Series B Preferred Beneficial Ownership	Percent of Class(4)
Named Executive Officers and Directors:
Jonathan F. Head, Ph. D.	18,259,413	(5)	6.2%	500,000	50.0%	2,892,000	100%
Andrew A. Kucharchuk	6,333,334	(6)	2.2%	-	-	-	-
Daniel S. Hoverman	60,000		0.0%	-	-	-	-
Charles L. Rice, Jr.	60,000		0.0%	-	-	-	-
Robert N. Holcomb	1,600,002	(7)	0.5%
Dr. Brian G. Barnett	-		-	-	-	-	-
All executive officers and directors as a group (six persons)	26,312,749		9.0%	500,000	50.0%	2,892,000	100%

Other 5% Stockholders:
Robert L. Elliott, Jr. M.D.	16,926,079		5.8%	500,000	50.0%	-	-%
Manuel Cosme Odabachian(8)	30,579,007		10.5%	-	-	-	-%
Carlos F. Alaman Volnie (9)	30,579,006		10.5%	-	-	-	-%

* Less than 1%.

(1)	Unless otherwise indicated, the business address of each person listed is in care of OncBioMune Pharmaceuticals, Inc., 11441 Industriplex Blvd, Suite 190, Baton Rouge LA 70809.

(2)	The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of February 21, 2019, through the exercise of any stock option or other right. As of April 26, 2019, 292,254,023 shares of the Company’s common stock were outstanding.

(3)	Calculated on the basis of 1,000,000 issued and outstanding shares of Series A preferred stock as of February 21, 2019. Holders of our Series A preferred stock are entitled to 500 votes per share.

(4)	Calculated on the basis of 2,892,000 issued and outstanding shares of Series B preferred stock as of February 21, 2019. Holders of our Series B preferred stock are entitled to 100 votes per share.

(5)	Includes 1,333,334 shares issuable upon exercise of currently exercisable options.

(6)	Includes 1,333,334 shares issuable upon exercise of currently exercisable options.

(7)	Includes 333,334 shares held by the wife of Mr.Holcomb.

(8)	Shares are owned by Banco Actinver, S.A., in its capacity as Trustee of the Irrevocable Management Trust Agreement Trust No. 2868 and reflects shares beneficially owned by Mr. Cosme whose address is Monte Pelvoux 130, Floor 3, Mexico City, Mexico 11000.

(9)	Shares are owned by Banco Actinver, S.A., in its capacity as Trustee of the Irrevocable Management Trust Agreement Trust No. 2868 and reflects shares beneficially owned by Mr. Cosme whose address is Monte Pelvoux 130, Floor 3, Mexico City, Mexico 11000.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

VOTING PROCEDURES

Pursuant to the NRS and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding Common Stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholders as described herein. As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Corporate Actions were approved by the Majority Stockholders and a disinterested Board. We are not aware of any substantial interest, direct or indirect, by stockholders or otherwise, that is in opposition to the Corporate Actions taken.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

NO DISSENTER’S RIGHT OF APPRAISAL

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

FORWARD-LOOKING STATEMENTS

This information statement contains forward-looking statements. The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This information statement and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Forms 10-K and 10-Q, respectively, with the SEC. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website (http://www.sec.gov) that contains the filings of issuers that file electronically with the SEC through the EDGAR system. Copies of such filings may also be obtained by writing to the Company at OncBioMune Pharmaceuticals, Inc., 11441 Industriplex Blvd, Suite 190, Baton Rouge LA 70809.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at OncBioMune Pharmaceuticals, Inc., 11441 Industriplex Blvd, Suite 190, Baton Rouge LA 70809, or by calling (225) 227-2384.

By order of the Board of Directors,

/s/ Jonathan F. Head
Jonathan F. Head
Chairman of the Board
May 13, 2019